Exhibit 10.4

WeWork Companies Inc.

Restricted Stock Agreement

Granted Under 2013 Stock Incentive Plan

RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of                  (the “Agreement Date”), between WeWork Companies Inc., a Delaware corporation (the “Company”), and                  (the “Participant”).

In consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Issuance of Shares.

The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement, the Stockholders’ Agreement dated as                  among the Company, the Participant and the other parties thereto, as such agreement may be amended from time to time (the “Stockholders’ Agreement”) and in the Company’s 2013 Stock Incentive Plan (the “Plan”),                  shares (the “Shares”) of common stock, $                 par value, of the Company (“Common Stock”), at a purchase price of $                 per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be subject to the provisions related to the Stockholders’ Agreement set forth in Section 2 of this Agreement (including the restrictions on transfer) and the repurchase provisions set forth in Section 3 of this Agreement.

2. Agreement to be Bound by Stockholders’ Agreement.

The Participant agrees to be bound by the terms and conditions of the Stockholders’ Agreement and authorizes the signature page of this Agreement to be attached to the Stockholders’ Agreement, or counterparts thereof. The Participant acknowledges receipt of the Stockholders’ Agreement as in effect on the Agreement Date.

3. Purchase Option.

In the event that the Participant ceases to provide services to the Company or any parent or subsidiary of the Company for any reason or no reason, with or without Cause, prior to the completion of vesting of the Shares pursuant to this Agreement, the Company shall have the right and option (the “Purchase Option”) to purchase from the Participant, for a price per Share equal to the purchase price per Share set forth above (the “Option Price”), some or all of the Shares that are unvested (the “Unvested Shares”) as of the date the Participant ceases to provide services to the Company (such date, as determined in good faith by the Board of Directors of the Company, the “Cessation of Services Date”) shall be forfeited immediately and automatically to the Company, without payment to the Participant. The Participant shall not be entitled to any distributions attributable to any Unvested Shares payable to holders of Common Stock as of a record date after the Cessation of Services Date.

The Shares shall vest pursuant to the following vesting schedule:                  of the Shares shall vest on                  (the “Vesting Commencement Date”) with an additional                  of the Shares vesting each month thereafter on the corresponding day of the month as the Vesting Commencement Date (or if there is no such day in any month, then the last day of such calendar month), until the Shares are vested with respect to one hundred percent (100%) of the Shares. Notwithstanding the foregoing, if, after a Change in Control (as defined below), the Participant’s employment with the Company, or any parent or subsidiary of the Company, or the acquiring or succeeding corporation is terminated by the Company, or such parent or subsidiary of the Company, or the acquiring or succeeding corporation without Cause (as defined below), or by the Participant for Good Reason (as defined below), within twelve months following such Change in Control, then the vesting schedule of the Shares shall be accelerated so that one hundred percent (100%) of the Shares shall immediately vest on the date of such termination. For purposes of this Section, if the Participant is party to an employment, consulting, severance or similar agreement with the Company, or a parent or subsidiary of the Company, that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement; otherwise “Cause” shall exist upon (i) a repeated failure of the Participant after written notice from the Board of Directors to perform her reasonably assigned duties for the Company, (ii) the Participant’s engagement in dishonesty, gross negligence or misconduct, which in the case of dishonesty only has had a material adverse effect on the business or affairs of the Company as determined by the Board of Directors in good faith; (iii) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony; or (iv) a breach by the Participant of any material provision of the Stockholders’ Agreement or any invention and non-disclosure agreement or non-competition and non-solicitation agreement with the Company, which breach is not cured within ten days written notice thereof. For purposes of this Section, if the Participant is party to an employment, consulting, severance or similar agreement with the Company, or a parent or subsidiary of the Company, that contains a definition of “good reason” for termination of employment or other relationship, “Good Reason” shall have the meaning ascribed to such term in such agreement; otherwise “Good Reason” shall exist upon (i) the relocation of the Company’s offices such that such Participant’s daily commute is increased by at least 30 miles each way without the written consent of the Participant; (ii) a reduction of the Participant’s annual base salary by more than 10% without the prior consent of the Participant (other than in connection with, and substantially proportionate to, reductions by the Company of the annual base salary of more than 50% of its employees); or (iii) a material diminution in the Participant’s duties, authority or responsibilities (but excluding mere changes in title alone) without the prior consent of the Participant, other than changes in duties, authority or responsibilities resulting from the Participant’s misconduct or gross negligence; provided, however, that any reduction in duties, authority or responsibilities or reduction in the level of management to which the Participant reports resulting solely from a Change in Control which results in the Company being acquired by and made a part of a larger entity shall not constitute Good Reason; provided, further, however, that no such events or conditions shall constitute Good Reason unless (x) the Participant gives the Company a written notice of termination for

Good Reason not more than 90 days after the initial existence of the event or condition, (y) the grounds for termination, if susceptible to correction, are not corrected by the Company within 30 days of its receipt of such notice and (z) the Participant’s termination of employment occurs within six months following the Company’s receipt of such notice.

A “Change in Control” shall mean (i) a sale, conveyance, exchange or transfer (excluding any venture-backed investment in the Company) in which any person or entity becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger or consolidation of the Company in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; or (iii) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company.

The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate), within 90 days after the Cessation of Services Date, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

Within 10 days after delivery to the Participant of the Company’s notice of the exercise of the Purchase Option pursuant to the previous paragraph, the Participant (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 4 below, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).

The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by cheek) or both. The Company may assign its Purchase Option to one or more persons or entities.

4. Escrow.

The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit E, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

5. Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and voting covenants set forth in a certain Stockholders’ Agreement between the corporation, the registered owner of these shares (or its predecessor in interest) and certain other purchasers, and repurchase rights and certain restrictions on public resale and transfer, including a market standoff restriction, as set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or its predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

6. Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

7. Investment Representations.

The Participant represents, warrants and covenants as follows:

The Participant is acquiring the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

The Participant has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition.

The Participant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

The Participant understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

8. Withholding Taxes; Section 83(b) Election.

The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the acquisition of the Shares by the Participant or the lapse of the Company’s Purchase Option.

The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are granted by the Company rather than when and as the Company’s Purchase Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with the I.R.S. within 30 days from the date of grant by the Company.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

9. “Market Stand-off” Agreement.

Each Participant hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the first underwritten public offering of the Common Stock or any other equity securities under the Securities Act (the “IPO”), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(04) or NYSE Rule 472(0(4), or any successor provisions or amendments thereto), or (y) ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(0(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or• any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (held immediately before the effective date of the registration statement for such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (1) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 9 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Participant or the immediate family of the Participant, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Participant only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding capital stock of the Company convertible into Common Stock). The underwriters in connection with such registration are intended third party beneficiaries of this Section 9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Participants subject to such agreements, based on the number of shares subject to such agreements.

10. Irrevocable Proxy and Power of Attorney.

The Participant hereby constitutes and appoints as proxy of the Participant and hereby grants a power of attorney to each of We Holdings LLC (“WH”), any designee of WH and Adam Neumann (each with full power of substitution and each a “Designee”), and each of them, with full power and authority in the name of, and for and behalf of, the Participant with respect to any matters submitted to the stockholders for consent or vote, and hereby authorizes each Designee to represent and to vote all of the Shares in any such matter. The proxy and power of attorney granted pursuant to the immediately preceding sentence (i) is given in consideration of the agreements of the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until              and              terminate this Section 10 in writing (such time, the “Termination Time”) and (ii) shall not be effective in connection with a stockholder vote pursuant to Section 280G(b)(5) of the Code.

The Participant hereby revokes any and all previous proxies or powers of attorney, if any, with respect to the Shares and shall not hereafter, unless and until the Termination Time, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

11. Miscellaneous.

No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 3 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or issued shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company (including the Investor Director (as defined the Stockholders’ Agreement)).

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer forth in the Stockholders’ Agreement.

Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11(e).

Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant, provided that any amendment to Section 10 and this Section 11(h) shall also require the prior written consent of [•] and [•]. Notwithstanding the foregoing, any amendment or modification of Section 11(c) and this Section 11(h) (insofar as it amends or modifies the effect of this sentence) shall also require the prior written consent of the Board of Directors of the Company (including the Investor Director).

Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of [•], is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WeWork Companies Inc.

By:
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